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                                                                  EXHIBIT 5.1


                                                     February 8, 2000

Board of Directors of
RCN Corporation
105 Carnegie Center
Princeton, NJ 08540-6215

Ladies and Gentlemen:

                  I am the Executive Vice President, General Counsel and Corporate Secretary of RCN Corporation, a Delaware corporation (the "Company"), and am familiar with the Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the merger (the "Merger") of a wholly owned subsidiary of the Company into 21st Century Telecom Group, Inc., an Illinois corporation ("21st Century"), the offer to exchange the Company's common stock for outstanding debentures of 21st Century and the solicitation of related consents to amend the indenture governing the debentures (the "Exchange Offer and Consent Solicitation") and the registration under the Securities Act of shares of the Company's Common Stock, par value $1.00 per share, issuable in the Merger and in the Exchange Offer and Consent Solicitation (the "Capital Stock").

                  In connection herewith, I have examined and relied without investigation as to matters of fact upon the Registration Statement, including the prospectus relating to the Merger and the prospectus relating to the Exchange Offer and Consent Solicitation contained therein, the Amended and Restated Articles of Incorporation and the Amended and Restated Bylaws of the Company, certificates, statements and results of inquiries of public officials and officers and representatives of the Company, and such other documents, corporate records, opinions and instruments as I have deemed necessary or appropriate to enable me to render the opinions expressed below. I have assumed the genuineness of all signatures appearing on documents examined by me, the legal competence and capacity of each person that executed documents, the authenticity of documents submitted to me as originals and the conformity to authentic original documents of all documents submitted to me as certified or photostatic copies. I have also assumed the due authorization, execution and delivery of all documents.

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                  Based upon the foregoing, in reliance thereon and subject to the exceptions, qualifications and limitations stated herein and the effectiveness of the Registration Statement under the Securities Act, I am of the opinion that, when the conditions to consummation of transactions contemplated by the Agreement and Plan of Merger among the Company, 21st Holding Corp. and 21st Century (the "Merger Agreement") shall have been satisfied or waived and the shares of the Company's Capital Stock to be issued in connection with the Merger and the Exchange Offer and Consent Solicitation shall have been issued in accordance with the terms thereof, then the shares of the Company's Capital Stock issuable in the Merger and in the Exchange Offer and Consent Solicitation will be validly issued, fully paid and non-assessable.

                  I am admitted to the bar in the State of New York, and I do not express any opinion as to the laws of any other jurisdiction other than the laws of the United States of America to the extent referred to specifically herein.

                  I hereby consent to the filing of this opinion as Exhibit 5.1 to the aforesaid Registration Statement. I also consent to your filing copies of this opinion as an exhibit to the Registration Statement with agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the offering and sale of the securities referred to herein. In giving this consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                          Very truly yours,

                                          /s/ John Jones
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                                         John Jones
                                         Executive Vice President, General
                                         Counsel and Corporate Secretary

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